VNUE, INC.

CONVERSION AND CANCELLATION OF DEBT AGREEMENT

This **CONVERSION AND CANCELLATION OF DEBT AGREEMENT** (this "***Agreement***"), dated as of 17 May 2021, is by and among Vnue, **INC.**, a Nevada corporation (the "***Company***"), and YLimit, an LLC ("***Debtee***").

PREAMBLE

WHEREAS Prior to the date hereof, Company and Debtee agree that Company is indebted to the Debtee in the amount of $1,689,949 USD (the "Debt").

WHEREAS Pursuant to this Agreement by the Company and Debtee, Debtee wishes to convert a portion of the Debt, $962,680 USD of the principal balance, into Common and Series A Preferred stock of the Company in accordance with the terms below.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, hereby agree as follows:

1. Conversion of Debt. Notwithstanding anything to the contrary, effective upon execution of this Agreement, Debtee agrees to and Company shall automatically convert the Debt at the conversion price of $0.014 per share (the "***Common Conversion Price***") into 58,151,174 shares of Common Stock ("***Common Conversion Shares***") in a single transaction (the "***Common Conversion***"); and Debtee agrees to and Company shall automatically convert the Debt at the conversion price of $1.20 per share (the "***Preferred Conversion Price***") into 123,803 shares of Series A Preferred Stock ("***Preferred Conversion Shares***") in a single transaction (the "***Preferred Conversion***"), (together the "***Conversions***"). The Debtee hereby agrees and acknowledges that, in order to facilitate the ***Conversions***, that the Debt will be converted and no fractional shares will be issued, and the company will no longer be indebted or otherwise obligated to Debtee except for a remaining balance of $743,269 USD (the "***Remaining Debt***").

2. Cancellation of Indebtedness. Debtee represents and warrants to the Company that it is the sole owner of all right, title and interest in and to the Debt. Debtee further agrees that (i) upon and as a result of the Conversion, Debtee's Debt shall be cancelled in its entirety other than the Remaining Debt, and that the portion converted shall be of no further force or effect (the "***Debt Cancellation***"), and that there exists no other promissory notes or instruments of indebtedness between the Debtee and the Company as of the date of this Agreement, other than the Remaining Debt as documented by the prior Notes and Amendments executed by Debtor and Debtee.

3. Lost Note(s). In the event one or more of a Debtee's Note(s) is lost, stolen or otherwise not able to be tendered by such Debtee (in any such case, the "***Lost Note***") at or prior to the Conversion (if applicable), such Debtee agrees to the following with respect to such Lost Note(s):

(a) Debtee represents and warrants that it is the sole owner of the Lost Note(s) and such Debtee has no knowledge or information as to the present whereabouts of such Lost Note(s);

(b) Debtee represents and warrants that it has made or caused to be made a diligent search for and has been unable to find or recover the Lost Note(s); that neither the Lost Note(s) nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged for any bank or brokerage loan or otherwise, or disposed of in any manner by or on behalf of Debtee; that neither Debtee nor anyone on its behalf has signed any power of attorney, or other assignment or authorization respecting the same which is now outstanding and in force; and that no person or corporation has any right, title, claim, equity or interest in, to, or respecting said Lost Note(s), except Debtee;

(c) Debtee covenants and agrees that if such Lost Note(s) come into the hands, custody or power of Debtee, it will cause the same to be cancelled other than the Remaining Debt; and

(d) Debtee agrees, in consideration of compliance with the foregoing, to indemnify and hold harmless the Company and any of its successors and assigns, from and against any and all liability, loss, damage and expense in connection with, or arising out of, the Lost Note(s).

Notwithstanding the foregoing, the exchange, surrender, cancellation, release and extinguishment of each Note (and/or Debt) is effective whether or not such Note is delivered to and cancelled by the Company, save for the Remaining Debt.

4. Amendment and Termination of Any Note Financing Documents. To the extent necessary or required to effectuate the Conversion, the Debt Cancellation and other transactions contemplated hereby, the Company and Debtee agree that this Agreement constitutes an amendment to any and/or all other agreements executed in connection therewith and shall supersede all terms previously documented or undocumented, including any Employment agreement or other contract with the Company, if applicable. Upon the Conversion, the Debt shall automatically terminate except for the Remaining Debt and the Company shall have no further obligation or liability to the Debtees under the Debt being converted.

5. Waiver of Claims. Other than Debtee's right to receive the Conversion Shares, Debtee hereby waives any and all demands, claims, suits, actions, causes of action, proceedings, assessments and rights in respect of Debtee's Debt, including, without limitation, (i) any principal or interest payments due under the Debt in excess of the amounts to be converted into the Conversion Shares, (ii) any right to notice of the Conversion, and (iii) any rights arising from any past or present default under the Note.

6. Further Actions. The Debtee hereby authorizes the Company to take all actions reasonably necessary to accomplish the Conversion and the Debt Cancellation. Debtee agrees to promptly take any further action and to execute any and all additional documents or instruments requested by the Company to terminate any liens or security interests, if any, which have arisen in

connection with such Debt, except for the UCC-1 Filing that Debtee has on Company assets which will remain in force until which time the Remining Debt is paid or converted. Debtee and his or its assigns shall at all times indemnify and hold harmless the Company, its directors, officers, employees or agents and any person acting on behalf or at the request of the Company, together with any successors or assigns of the foregoing, from and against any and all claims, actions, suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, counsel fees, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (i) by reason of any claim which may be made in respect of the Debt or (ii) by reason of payment for or transfer, exchange or delivery of the Debt.

7. Expenses. Each party shall pay all costs and expenses that it, he or she incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to contracts among Nevada residents entered into and performed entirely within Nevada.

9. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

10. Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[***Signature Pages Follow***]

IN WITNESS WHEREOF, the parties have executed this **CONVERSION AND CANCELLATION OF DEBT AGREEMENT** as of the date first written above.

VNUE, INC.

By: [signature]
Name: Zach Bair
Title: CEO & Chairman

DEBTEE

[signature], YLIMIT LLC
Gary Blum, Managing Member Ylimit LLC
Print Name

EXHIBIT A
COPY OF NOTE